EXHIBIT 2.1
SETTLEMENT AGREEMENT
This SETTLEMENT AGREEMENT (this “Settlement Agreement”) is made as of June 7, 2016, by and between Digirad Corporation, a Delaware corporation (“Buyer”), and Platinum Equity Advisors, LLC, a Delaware limited liability company (“Stockholders’ Representative”). Capitalized terms used in this Settlement Agreement and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as defined below).
R E C I T A L S
WHEREAS, Buyer, Project Rendezvous Holding Corporation (the “Company”), the stockholders of the Company and Stockholders’ Representative are parties to that certain Stock Purchase Agreement, dated as of October 13, 2015 and amended as of December 31, 2015 (the “Purchase Agreement”), providing for the purchase by Buyer of all of the outstanding capital stock of the Company on the terms and subject to the conditions set forth therein;
WHEREAS, following the Closing (as defined in the Purchase Agreement), Buyer delivered the Closing Statement (as defined in the Purchase Agreement), Stockholders’ Representative subsequently timely delivered a written notice of disagreement with the Closing Statement, and Buyer and Stockholders’ Representative then worked in good faith to resolve such disagreement (the “Dispute”), all in accordance with Section 2.2(c) of the Purchase Agreement;
WHEREAS, the Buyer and Stockholders’ Representative have determined independently that it is desirable and beneficial for them to settle, compromise, and resolve their disagreements in the manner and on the terms and conditions set forth herein, in order to avoid the costs, inconvenience, and uncertainty of litigation, and for that purpose have entered into this Settlement Agreement;
WHEREAS, pursuant to Section 13.8 of the Purchase Agreement, the Purchase Agreement may be amended by the execution of an instrument in writing signed by Buyer and Stockholders’ Representative; and
WHEREAS, Buyer and Stockholders’ Representative desire, subject to obtaining the Insurance Consent (defined below), to amend the Purchase Agreement as set forth in the Second Amendment to Stock Purchase Agreement attached hereto as Exhibit A (the “Second Amendment”).
A G R E E M E N T
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

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1.    Settlement of Working Capital Disagreement. Regardless of the amounts of Closing Net Working Capital and Closing Cash set forth in the Closing Statement delivered by Buyer or in the written notice of disagreement with such Closing Statement delivered by the Stockholders’ Representative, or any exhibits thereto, Buyer and the Stockholders’ Representative hereby agree that (i) in full and final settlement of all matters related to the Closing Statement and any claims for Losses that could otherwise be made under the Purchase Agreement arising out of the calculation of Closing Net Working Capital set forth in the Closing Statement delivered by Buyer or in the written notice of disagreement with such Closing Statement delivered by the Stockholders’ Representative, or any exhibits thereto (but not with respect to any claim for Losses for breach of any representation or warranty), and (ii) as satisfaction in full of all of the covenants and obligations of any and all parties to make payments pursuant to Sections 2.2(d) and 2.2(e) of the Agreement, (i) the Stockholders’ Representative shall pay to Buyer, by wire transfer made concurrently with the execution of the Second Amendment and in accordance with the wire transfer instructions set forth on Exhibit B hereto, immediately available funds in the amount of $600,000 (the “Payment”), and (ii) and as provided by Section 2.2 hereof, Buyer and the Stockholders’ Representative shall execute the Second Amendment following receipt of the Insurance Consent (defined below) in order to effect a $200,000 reduction in the Stockholder Payment Cap (as defined in the Purchase Agreement). Buyer and the Stockholders’ Representative hereby also acknowledge that they previously agreed, in accordance with Section 2.2(c) of the Agreement, to extend through the later of the date of this Settlement Agreement or any termination of this Agreement pursuant to Section 2.3 hereof, the 30-day period initially provided for in the Purchase Agreement for them to resolve all disagreements regarding the Closing Statement before submitting the remaining disputed matters to the Accounting Arbitrator for binding arbitration.
2.    Amendment to the Purchase Agreement.
2.1    Contemporaneously with the execution hereof, Buyer shall submit the Second Amendment to Beazley USA Services, Inc. in order to obtain consent under the R&W Insurance Policy to adopt and effect the Second Amendment (the “Insurance Consent”).
2.2    Within two Business Days following receipt of the Insurance Consent, Buyer and the Stockholders’ Representative shall execute and adopt the Second Amendment and the Second Amendment shall be effective as of Buyer’s receipt of the Payment.
2.3    This Settlement Agreement may be terminated by either party if the Insurance Consent is not received within 45 days following the date hereof. Upon termination, this Settlement Agreement shall be void ab initio and the parties shall settle the Dispute pursuant to Sections 2.2(c), (d) and (e) of the Purchase Agreement.
3.    Miscellaneous.
3.1    Entire Agreement. This Settlement Agreement contains the entire agreement of the Buyer and the Stockholders’ Representative and may be changed, modified, or altered only by an agreement in writing, signed by the Buyer and the Stockholders’ Representative. No other representations, inducements, covenants, undertakings, or other prior or contemporaneous

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agreements, oral or written, respecting any matters which are not specifically incorporated herein shall be deemed in any way to exist or to bind any of the Buyer and the Stockholders’ Representative.
3.2    Successors and Assigns. The terms and conditions of this Settlement Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.
3.3    Governing Law. This Settlement Agreement shall be interpreted and enforced in accordance with, and its validity and performance shall be governed by, the laws of the State of Delaware without regard to its laws regarding conflicts of laws.
3.4    Counterparts; Electronic Delivery. This Settlement Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature page delivered by facsimile or electronic image transmission shall be binding to the same extent as an original signature page. Any party that delivers a signature page by facsimile or electronic image transmission shall deliver an original counterpart to any other party that requests such original counterpart, it being understood and agreed that the failure to deliver any such original counterpart upon request shall not affect the binding nature of the signature page delivered by facsimile or electronic image transmission.

[signature page follows]

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IN WITNESS WHEREOF, the parties have duly executed this Settlement Agreement as of the date first above written.
BUYER:

DIGIRAD CORPORATION

By:    /s/ Jeffrey R. Keyes
Name:    Jeffry R. Keyes
Title:    Chief Financial Officer

STOCKHOLDERS’ REPRESENTATIVE:

PLATINUM EQUITY ADVISORS, LLC

By:    /s/ Eva M. Kalawski
    Eva M. Kalawski
    Executive Vice President,
    General Counsel and Secretary

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EXHIBIT A
SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT
This SECOND AMENDMENT TO STOCK PURCHASE AGREEMENT (this “Second Amendment”) is made as of June 7, 2016, by and between Digirad Corporation, a Delaware corporation (“Buyer”), and Platinum Equity Advisors, LLC, a Delaware limited liability company (“Stockholders’ Representative”). Capitalized terms used in this Second Amendment and not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement (as defined below).
R E C I T A L S
WHEREAS, Buyer, Project Rendezvous Holding Corporation (the “Company”), the stockholders of the Company and Stockholders’ Representative are parties to that certain Stock Purchase Agreement, dated as of October 13, 2015 and amended as of December 31, 2015 (the “Purchase Agreement”), providing for the purchase by Buyer of all of the outstanding capital stock of the Company on the terms and subject to the conditions set forth therein;
WHEREAS, pursuant to Section 13.8 of the Purchase Agreement, the Purchase Agreement may be amended by the execution of an instrument in writing signed by Buyer and Stockholders’ Representative; and
WHEREAS, the parties hereto desire to amend the Purchase Agreement as set forth herein.
A G R E E M E N T
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:
4.    Amendment to the Purchase Agreement. The proviso in the final sentence of Section 9.3(a) of the Purchase Agreement is hereby amended to read in its entirety as follows:
provided, however, that in no event shall the aggregate liability of the Stockholders pursuant to Section 9.2(a)(i) of this Agreement with respect to any and all Losses exceed One Hundred Thirty-Seven Thousand, Five Hundred Dollars ($137,500) (the “Stockholder Payment Cap”); and provided, further, that with respect to any such claim directly relating to a breach of, or inaccuracy in, any of the representations or warranties made by the Company or the Stockholders directly relating to a balance sheet asset or liability that has been accounted for in the calculation of Closing Net Working Capital included in the Closing Statement delivered by Buyer or in the written notice of disagreement with such Closing Statement delivered by the Stockholders’ Representative, the Stockholder Payment Cap shall be $0.
5.    Miscellaneous.

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5.1    Effect of Amendment. Except as otherwise expressly provided for herein, the Purchase Agreement, as previously amended, shall remain unchanged and shall continue in full force and effect. From and after the date hereof, any references to the Purchase Agreement shall be deemed to be references to the Purchase Agreement as amended by this Second Amendment.
5.2    Successors and Assigns. The terms and conditions of this Second Amendment shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.
5.3    Governing Law. This Second Amendment shall be interpreted and enforced in accordance with, and its validity and performance shall be governed by, the laws of the State of Delaware without regard to its laws regarding conflicts of laws.
5.4    Counterparts; Electronic Delivery. This Second Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Any signature page delivered by facsimile or electronic image transmission shall be binding to the same extent as an original signature page. Any party that delivers a signature page by facsimile or electronic image transmission shall deliver an original counterpart to any other party that requests such original counterpart, it being understood and agreed that the failure to deliver any such original counterpart upon request shall not affect the binding nature of the signature page delivered by facsimile or electronic image transmission.
IN WITNESS WHEREOF, the parties have duly executed this Second Amendment to Stock Purchase Agreement as of the date first above written.
BUYER:

DIGIRAD CORPORATION

By:    /s/ Jeffry R. Keyes
Name:    Jeffry R. Keyes
Title:    Chief Financial Officer

STOCKHOLDERS’ REPRESENTATIVE:

PLATINUM EQUITY ADVISORS, LLC

By:    /s/ Eva M. Kalawski
Eva M. Kalawski
Executive Vice President,
General Counsel and Secretary

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